Exhibit 99.1

FOMO WORLDWIDE, INC.

www.fomoworldwide.com

Investor Update Hour aka FOMO HOUR

April 12, 2023 5:00pm ET

FOMO CEO

Good afternoon evening or other wherever you are FOMO NATION thank you for attending FOMO HOUR our weekly investor update session. Some of the things we discuss will seem repetetive but read closely as things are moving forward on many fronts. And of course there are new exciting things to announce some of which may become press releases or tweets if material.

Management Commentary

10-K

FOMO WORLDWIDE INC.’s Form 10-K for fiscal year ended December 31, 2022 is currently in its final turn, with an independent valuation report on SMARTSolution Technologies LP now complete, former auditor and current auditor consent and opinion letters being written and pasted in and audit partner reviews underway. The XBRL version is prepared and being edited, with the iXBRL version scheduled to be complete Saturday. Unless there is some calamity at the partner level, we intend to file the XBRL version before the end of the week and iXBRL by the deadline Monday 04-17-2023. While we have been quasi current with the 10-Q’s and restatements of last year done, the 10-K filing will allow institutional investors and some brokerage firms to also trade the stock and it will address fears of some massive liability or risk factor hidden in our books because it has been audited by a world class PCAOB accounting firm affiliated with BDO.

M&A

We continue to hold update calls with our 5 acquisition targets under signed LOI’s and/or advisors and they remain on track. They are each assembling data rooms and preparing for a roadshow after due diligence is completed. We have identified a management candidate to run the LMS and enterprise content businesses, with substantial experience in the enterprise market and food and beverage industry. Nothing is signed yet and this is still very preliminary, but the candidate has been meeting targets by videoconference and 1-1 calls. The LMS target may have someone to bring to the senior level from their own connections. The larger modular construction and signage deals are building their diligence rooms with one management team member who is a former CFO of a public company and CPA traveling to Pittsburgh at the end of this week, where he his family resides. If it works out, I’d love for this person to take a role as our CFO even if for 18 months to help us get this entity to the next level.

We are about to make an offer for a $25 million revenue EBITDA+ company in LA and Orange County with no LT debt that is a cousin of sorts to SMARTSolution Technologies here in Pittsburgh, PA. The target serves K12 schools, enterprise, govt., medical. Two owners = husband and wife nearing retirement age. We see likely synergies between their offerings of medical carts and handheld devices and our SMART Board A/V portfolio and more. We will make an offer in stock, cash, seller notes, earnout and employee stock options. Though other buyers may be more cash oriented, the bankers think our unique value proposition and path to eventual uplisting could be of great interest to the sellers as they plan their legacy.

Audit and Law Firms for M&A Identified

We have interviewed three audit firms to work with those private company targets that need to be audited. Our public company auditors are precluded from doing such work due to PCAOB requirements and as per industry standards. These firms have 300 – 3,000 staff members and can certainly help FOMO with private company work of any size in the U.S. and internationally. Similarly, we have received proposals from two law firms in the UK for that transaction and one from a USA firm that can be “QB counsel” for the UK LMS deal and handle the corporate legal work needed for all USA deals. When we file the 10K, we believe we will be able to begin moving ahead with these firms to paper the M&A deals into the definitive agreement(s) stage.

Investment Banking

We continue to work with Elmcore Securities in Chicago, IL as sole advisors for online learning and education transactions in the USA and abroad. Elmcore originated the opportunities in the UK and mid-Atlantic region and have a list of several dozen additional candidates to pursue once we complete this next phase of growth and are properly capitalized and have the wherewithal to go larger. Meanwhile, we have a proposal to engage a world class middle market investment banking firm based in New York, NY with offices in South Florida, with institutional sales, retail money managers, investment banking and capital markets desks, and trading. It requires a monthly cash retainer and TBD stock issuance, and we have agreed to discuss this after the 10-K is filed. Both these banking relationships add expertise, deal flow, capital raising, and awareness to our public organization which are badly needed as we breakaway into a new chapter. We have spoken to numerous firms, and at this point I am comfortable with the one that has submitted a proposal, assuming we can meet in NYC and have a mutually agreeable game plan for the capital markets.

I have literally known the brokerage firm for 15 years and even interviewed there on numerous occasions, they are the real deal.

Financing

Our lenders are reviewing certain M&A targets’ data rooms. Equity oriented investors and other third parties are all waiting for the 10-K. It’s a check the box situation, they don’t even want to meet or talk until it is done (“show me the money”). I am working on an investor deck for FOMO WORLDWIDE, INC. and will try to arrange a roadshow in NYC in the next few weeks, and we are looking at the calendar for a shareholder meeting in Pittsburgh. We may also pursue a Reg A financing or private placement of Preferred A stock with investors so our existing shareholder base can participate. With the common stock so low, it’s not a palatable path but as I always say, we choose life and success over the alternative, especially after such a rough 2022, the choice will be easier if we can get terms we can stomach. Note that Series A Preferred stock converts 1-50 into common and has a .0035/share dividend that accrues, so it might interest longer term investors that want that dividend return and preferred place in the share structure.

FOMO CEO — Yesterday at 5:09 PM

Himalaya Technologies, Inc. (OTC: HMLA); FOMO today owns 30%+

Today we announced on the PR newswires that we agreed to purchase the short form video platform assets, including coding, trademarks, websites, and other and will create a new social network called “goccha!”. We have taken the domain names goccha .net .fun .online ..biz .co .pro and more in the works. We will be copying and reskinning the social network we built from scratch @ www.kanab.club and launching it this Spring/Summer. Terms agreed to are $150,000 consideration including $100,000 cash and $50,000 in equity.

We also have engaged a global Web design and programming entityh called Chetu, Inc. They have 2000+ programmers in 14 countries that have done 23000 apps over several years. You may know one of their customer success stories, a social network called GROM targeting students, publicly traded.

On HMLA’s Reg A+ Offering, it’s time to try something different as plan A didn’t work. The SEC would not allow us to pursue M&A unless targets were audited, and targets would not allow us to audit them without funding and closing, so it’s a prisoner’s dilemma. That combined with the completely broken nature of the FINRA Corporate Actions unit which cannot let a small issuer complete a simple corporate action without asking nonsensical questions means HMLA needs to do something radical and I think goccha may be the ticket. Let’s face it, the stock is so low of a market cap it is almost un-investable. I am considering pulling the Reg A offering altogether and reassembling our empire by merging HMLA with FOMC. The duplicate expense and time sink must end. It didn’t work, so there’s no need to force it if there is another solution. FOMC is the Mother Ship, and it only makes sense to place all our bets on its larger frame than HMLA, which has become an orphan public entity. It’s a shame to throw away two years of work, but this is a symptom of a broken public market system that I am simply unable to overcome. It may be time to make a move. Stay tuned … as in imminently.

Reverse Split

We currently have no reverse split authorized or contemplated, though I know you all think about it regularly. I have nothing more to add except that I have a large amount of shares and have never sold a share or even converted a preferred share to common and have taken considerable amount of stock all the way down to these low levels. So I am not only aligned with shareholders, I am also unfortunately underwater like most of you and working hard to correct this valuation before making any capitalization decisions that could have severe consequences.

Ant — Yesterday at 5:14 PM

FOMO CEO — Yesterday at 5:15 PM

By the way, for inquiring minds, my cash compensation last year was roughly $53K and I took no stock options or grants. It was a rough year, and I didn’t think it was appropriate to be paid more than life support levels while we all suffered from the accounting mess and market downturn. I hope that changes for all of us this year.

You will see all that in the 10-K.

Questions:

1. With the recent share cancellations you been working on, will these be reflected and updated accordingly with the transfer agent?

>> the form 10K will show a reduction of Series B Preferred shares of over one million, which is over one billion common stock equivalents (CSEs), it will also show several hundred million options cancellations. It will show along with the 3Q22 filing a redemption of default toxic debt of $169K for $122500 principal amount which eliminated an estimated 1.3 billion shares at default level prices. We have not eliminated any material common shares. The Transfer Agent does not disclose the Preferred A B C share counts publicly so you have to read the SEC filings carefully.

2. As FOMC is CMGI 2.0 what sectors is Vik pursuing that he thinks we can “get hot” with given our limited funds. Also will we spin off any current assets?

Any profitable sales possible?

>> We will crawl then walk then run. The 5 deals cannot and will not happen at once nor do they need to, as these companies are healthy and do not need to sell but want to become part of a larger public entity for access to capital cash out and liquidity as some owners plan for retirement. The Learning Management System (LMS) company along with the enterprise content/training/compliance businesses together, to be folded into SMARTSolution Technologies, Inc. (an empty subsidiary) and renamed represent the path of least resistance near-term. They each generate annually $400K - $1MM revenues, are EBITDA neutral to profitable, and require a total of about $2 million to close them all including keeping $500K for working capital. We would most likely look to close one at a time to build up and roll them onto our payroll, insurance, and other financial systems. In the end, this enterprise LMS/training business can become a very large business on its own which could be taken public. Best comp to look at is $DCBO trading at 10x sales ($1.5 billion). We think we are building a comparable if not better mousetrap that can take significant share. Our bankers have two dozen more deals in this sector to close after we prove we can get these done and have access to capital and people able to handle more deals.

For analytical purposes for you sum of the parts (SOTP) analysts, even 5x the pro forma $2MM revenues of these three companies gets you $10MM valuation. Pro forma on the growth model they project $20MM revenues in 2025-2026. 5x-10x tha you can do the math. It’s all going to be in the deck. That unit alone can drive substantial growth and be its own IPO spinout in 2-3 years.

The UK company has trademarked a name with “XXX Learning Hub” in Europe Africa and USA. It’s all ready to go. Good hunting to those of you that will try to guess its name. I have approval from them to PR it when we are ready.

FOMO CEO — Yesterday at 5:23 PM

Their LMS platform is being reviewed at this moment on G2.com by 15,000 learning and development managers for purchase and comparison to other providers like $DCBO. Using average annual revenue of 15,000 Sterling x 3 year contracts with autorenew, that is a qualified lead list total addressable contract value of 675 million Sterling in revenues. The market size is in the billions. Even 1%-2% share do some math.

We have spoken to SMART Technologies and they view this as their future. Enterprise sales of equipment embedded with LMS and content solutions plugged into the cloud.

A potential synergy especially with our Diamond status with SMART. They said of all 171 resellers and 21 diamond partners, we are the only ones thinking like this.

So imagine if they become OUR channel....

The Modular Construction and Signage deals together represent about $15-20 million in revenues that on their own by going to N Florida and doing their own M&A can achieve $30-50 million in sales, at which time they may be candidates for IPO spinout or even divestiture. It’s too early to even contemplate that given we are just coming out of the operating room so to speak at FOMO/SST.

HMLA is in fact a real example of a spinout, albeit before it was ready for primetime and the market went south on us for two years straight. Meanwhile, we are not looking to sell SMARTSolution Technologies and instead want to build it up into LMS, content and other regions.

THIS CONCLUDES MY PREPARED REMARKS. THANK YOU NOW I WILL TAKE QUESTIONS

Ant — Yesterday at 5:31 PM

Great info and transparency

Kailua — Yesterday at 5:32 PM

Great to have full transparency again. Thank you.

Vik, do you have any plans on hiring another IR person?

FOMO CEO — Yesterday at 5:40 PM

At this time no interest, as we need a utility person to help us with operations and M&A and other. When we get these deals done and have an institutional sort of story we can consider it. For now, my goal is simple. An idea dinner with 10 high net worth and hedge funds in NYC, Philadelphia, Boston, and Pittsburgh and a shareholder meeting in Pittsburgh in person and this time also to be held online worldwide. We also will pull the NOBO list (non objecting beneficial owners) from Broadridge and get the contact information for our 20,000+ shareholders and reach out to the largest ones first. We need to do simple things to get people to realize we are back not a write off. I manage the IR email lines for both companies, and in the past year we may have gotten 5 inquiries. We need to be smart and that means make a deck and 2 pager and do the above. It’s not rocket science. People like a good comeback story and a stock no one else has discovered, and we fit that mold, We are priced for extinction, and surely you can see we are far from it. In fact the company has not been in better shape ever and it is getting strongereveryday. You just can’t see it in the stock. 10-K is a major inflection point, it will demarcate the old from the new. Show me a .0005 stock that did $8.8MM sales up 137% YoY with no access to the capital markets, EBITDA+ at its main subsidiary, with $40MM in M&A revenues and all this other stuff going on. And I’ll show you $FOMC.

Kailua — Yesterday at 5:41 PM

Thank you

FOMO CEO — Yesterday at 5:41 PM

The stock is so low people won’t sell it, and it’s so low they won’t buy it and lose 25% out of the gate paying the spread. That’s going to change when we unleash the M&A campaign. Not making the mistakes of the past. We will do it when the deals are ready. Almost there....

Mart-y — Yesterday at 5:42 PM

vik why a new logo, is it for our beverage (fomo can) and can we see this logo ? do we have influencers for this magic drink?

FOMO CEO — Yesterday at 5:43 PM

we don’t need a new logo exccept I want to look at how it works with a WW underneash the horizon and maybe some sunrays, we may leave it. I literally spent $50 on it it’s nothing. whatever logo would be for the drink too.

FOMO CEO — Yesterday at 5:44 PM

the greatest influencer of all for the drink is already talking to us, she is not as you would say an “influencer” of social media, she ran distribution for 7-11.

Kailua — Yesterday at 5:45 PM

What is the timeline for getting the FOMO drink into production?

FOMO CEO — Yesterday at 5:45 PM

as for celebrities, we’ll see. I believe the black and gold logo can propel massive sales to Pittsburgh residents and fans worldwide on its own. we can also make the logo have colors of any sports team. the possibilities are endless.

CEO J — Yesterday at 5:45 PM

Hello Vik,

1. Can you give us a time frame for the M&A?

2. After 10K, any positive news?

Thank you for your hard work!

FOMO CEO — Yesterday at 5:46 PM

We may have to file a USPTO extension on the FOMO drink trademark, I was not happy with responsiveness of the Milwaukee provider so working on one here in Pittsburgh.

FOMO CEO — Yesterday at 5:47 PM

M&A deals all have deadlines to get to definitive agreements of end of April to end of May, then we have to get money. We have done our work on the three LMS and content deals but need to hire a lawyer.

The Florida construction and signage deals are making their data rooms and we itnerviewed two audit firms to do those jobs, those are probably summer deals.

“After 10-K any positive news?” ^^SEE ABOVE^^

The filing of the 10-K is itself the big news event.

The sytsems and processes for inventory management billing invoicing data etc. are all in place so we won’t get caught in audit hell again

CEO J — Yesterday at 5:49 PM

Thank you Mr. Vik! We really appreciate you!

Kailua — Yesterday at 5:50 PM

Being currrent is GREAT news. Thank you Vik.

CEO J — Yesterday at 5:50 PM

We can blow up the OTC Market!

Kailua — Yesterday at 5:51 PM

Let’s get to OTCQB

FOMO CEO — Yesterday at 5:53 PM

When we run the table, subject to a little luck, the newsflow out of these several companies will be so overwhelming we will have to have an IR person manage it so we only report the major wins. SST will not be alone soon. We shoved all our chips in the table this week drawing the $500K PO line, we waited for this exact moment in time to go for it all. Run don’t pass. Time to win.

Kailua — Yesterday at 5:56 PM

Looking forward to seeing the 10K filed.

Ant — Yesterday at 5:56 PM

Any chance of a revenue and profit surprise from the 10k?

FOMO CEO — Yesterday at 5:58 PM

The 10-K will not surprise on our preannouncement a week ago in that regard. But what it will do is prove to people that we did not issue billions of shares and screw up the company and rob it and have a toxic dump under our HQ with litigation. We are clean and stable. It’s PCAOB audited like a 34 Act NASDAQ company. You can check it off.

Ant — Yesterday at 5:58 PM

FOMO CEO — Yesterday at 5:59 PM

All LOIs will be in subsequent events (already filed in 8K’s), you will be able to read all the footnotes, equity tables cashflows derivative valuations etc. and see for yourselves....FOMO WORLDWIDE is back.

ok with that let’s call it a night. thank you all. WATCH THE TAPE IT’S ALMOST GAMETIME

Kailua — Yesterday at 6:00 PM

Thank you

CEO J — Yesterday at 6:00 PM

Amazing ! Thank you!

kdbasalone — Yesterday at 6:01 PM

THANK YOU

Kailua — Yesterday at 6:01 PM

Very professional presentation

FOMO CEO — Yesterday at 6:01 PM

Thank you all. -V

Quest — Yesterday at 6:04 PM

That concludes FOMO HOUR. Have a great night everyone!